UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

CAMAC ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

CAMAC Energy Inc. (the "Company") has received an independent appraisal report prepared by DeGolyer and MacNaughton ("D&M") of proved, probable and possible crude oil and natural gas reserves within the Oyo field located in Oil Mining Leases 120 and 121 offshore Nigeria. The effective date of the report is December 31, 2014. Estimates of proved reserves presented in the report have been prepared in compliance with the regulations promulgated by the Securities and Exchange Commission (“SEC”) and are reported in the Company’s annual report on Form 10-K for the year ended December 31, 2014. Estimates of probable and possible reserves have been prepared in accordance with the Petroleum Resources Management System (PRMS) approved in March 2007 by the Society of Petroleum Engineers, the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only those reserves that have been evaluated according to SEC regulations.

A copy of the complete D&M report can be found on the Investors section of the Company's website at www.camacenergy.com.

All information in this Item 7.01 is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the registrant specifically incorporates it by reference.

Cautionary Statement Regarding Reserve Estimates. The D&M report refers to proved, probable and possible reserves. Proved reserves are estimated in accordance with SEC guidelines and definitions, and probable and possible reserves are estimated in accordance with PRMS guidelines. Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves but more certain to be recovered than possible reserves. It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated proved plus probable reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50-percent probability that the actual quantities recovered will equal or exceed the 2P estimate. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves. The total quantities ultimately recovered from the project have a low probability to exceed the sum of proved plus probable plus possible reserves (3P), which is equivalent to the high estimate scenario. In this context, when probabilistic methods are used, there should be at least a 10-percent probability that the actual quantities recovered will equal or exceed the 3P estimate. Actual quantities that may be ultimately recovered from the Company’s interests may differ substantially from the estimates in the D&M report. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by commodity prices, the availability of capital, regulatory approvals, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints and other factors; actual drilling results, which may be affected by geological, mechanical and other factors that determine recovery rates; and budgets based upon the Company’s future evaluation of risk, returns and the availability of capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.
Dated: March 25, 2015

	By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff Senior Vice President, General Counsel & Secretary